                                                                   EXHIBIT 6 (e)

                                AMENDMENT NO. 3

                         MASTER DISTRIBUTION AGREEMENT


     The Master Distribution Agreement (the "Agreement"), dated October 18, 1993, by and between Short-Term Investments Co., a Maryland corporation, and Fund Management Company, a Texas corporation, is hereby amended as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

Prime Portfolio

     Cash Management Class
     Institutional Class
     Personal Investment Class
     Private Investment Class
     Resource Class

Liquid Assets Portfolio

     Cash Management Class
     Institutional Class
     MSTC Cash Reserves Class
     Private Investment Class"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: June 11th, 1996

                                            SHORT-TERM INVESTMENTS CO.


Attest: /s/ DAVID L. KITE               By: /s/ ROBERT H. GRAHAM
        ---------------------------         ------------------------------
        Assistant Secretary                 President


(SEAL)


                                            FUND MANAGEMENT COMPANY


Attest: /s/ DAVID L. KITE               By: /s/  ROBERT H. GRAHAM
        ---------------------------         ------------------------------
        Assistant Secretary                 President


(SEAL)